UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 683-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 16, 2005, the Compensation Committee of the Board of Directors of AXT, Inc. approved the payment of quarterly bonus awards to each of the Company’s executive officers with respect to the quarter ended December 31, 2004. The quarterly bonus awards were made pursuant to the guidelines established by the Compensation Committee earlier in the fiscal year. The bonus awards were determined based on the Company’s performance during the quarter ended December 31, 2004, as well as against individual performance goals established for each executive officer.  The following table sets forth the cash payments to the named executive officers in respect of their quarterly bonus awards for the quarter ended December 31, 2004:

Name	Bonus Award

Donald L. Tatzin	$6,783.75
Interim Chief Executive Officer

Wilson W. Cheung	$18,045.00
Chief Financial Officer

Morris S. Young	$11,908.00
Chief Executive Officer, China Operations

Davis Zhang	$7,350.00
President, China Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: March 21, 2005	By:	/s/ Wilson W. Cheung
Wilson W. Cheung
Chief Financial Officer